January 9, 2015

EAGLE ROCK ENERGY PARTNERS, L.P. TO PARTICIPATE IN THE 2015 UBS MLP ONE-ON-ONE CONFERENCE
HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Robert M. Haines, Senior Vice President and Chief Financial Officer and Chad A. Knips, Director of Corporate Finance and Investor Relations, will be attending the 2015 UBS MLP One-on-One Conference in Park City, UT from January 12-14. Mr. Haines and Mr. Knips will be conducting investor meetings at the conference on Tuesday, January 13th.
Accompanying presentation materials will be available the morning of Monday, January 12th on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab.

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Senior Vice President and Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations